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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement of SinoFresh HealthCare, Inc., filed with the Securities and Exchange Commission on Form SB-2, for the registration of 10,041,153 shares of its common stock, and to the inclusion in said Amended Registration Statement of our report dated March 29, 2004, except for Notes 1, 8, 9 and 10 as to which the date is April 12, 2004, with respect to the consolidated financial statements of SinoFresh HealthCare, Inc. and Subsidiaries.

/s/ MOORE STEPHENS LOVELACE, P.A.

CERTIFIED PUBLIC ACCOUNTANTS

Orlando, Florida

January 27, 2005